AMENDMENT
                                       TO
                      INVESTMENT SUB-SUB-ADVISORY AGREEMENT
                                  BY AND AMONG
                         A I M CAPITAL MANAGEMENT, INC.
                                       AND
                       INVESCO INSTITUTIONAL (N.A.), INC.

                       (AS AGREED TO BY JNL SERIES TRUST)

     This AMENDMENT is made by and among A I M CAPITAL MANAGEMENT, INC., a Texas corporation and registered investment adviser (the "Sub-Adviser"), and INVESCO INSTITUTIONAL (N.A.), INC., a Delaware corporation and registered investment adviser (the "Sub-Sub-Adviser").

     WHEREAS, the Sub-Adviser and Sub-Sub-Adviser entered into an Investment Sub-Sub-Advisory Agreement dated as of May 2, 2005 ("Agreement"), whereby Sub-Adviser retained Sub-Sub-Adviser to provide certain investment management services with respect to the JNL/AIM Real Estate Fund of JNL Series Trust (the "Trust").

     WHEREAS, effective March 31, 2008, the Sub-Adviser changed it's company name from A I M Capital Management, Inc. to Invesco Aim Capital Management, Inc.

     WHEREAS, effective December 11, 2007, the Sub-Sub-Adviser changed it's company name from INVESCO Institutional (N.A.), Inc. to Invesco Institutional (N.A.), Inc.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement in order to reflect the Sub-Adviser's and Sub-Sub-Adviser's company name change; All references to A I M Capital Management, Inc. are hereby amended to reflect the new company name:
Invesco Aim Capital Management, Inc., and all references to INVESCO Institutional (N.A.), Inc. are hereby amended to reflect the new company name:
Invesco Institutional (N.A.), Inc.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of this 13th day of June, 2008.

INVESCO AIM CAPITAL MANAGEMENT, INC.
(FORMERLY, A I M CAPITAL MANAGEMENT, INC.)

By:      ____________________________________________
Name:    ____________________________________________
Title:   ____________________________________________

INVESCO INSTITUTIONAL (N.A.), INC.
(FORMERLY, INVESCO INSTITUTIONAL (N.A.), INC.)

By:      ____________________________________________
Name:    ____________________________________________
Title:   ____________________________________________

JNL SERIES TRUST

By:      ____________________________________________
Name:    MARK D. NERUD
Title:   PRESIDENT